Exhibit 10.6

The Company’s updated independent director compensation policy provides that independent directors receive an annual retainer of $22,500 for service on our board of directors, $1,500 per in-person scheduled board meeting (whether attended in person or telephonically) and $750 per telephonic board meeting. The chairmen of our audit committee, compensation committee and nominating and corporate governance committee receive an additional annual retainer of $12,000, $7,500 and $5,000, respectively. Independent directors who serve on committees receive $1,000 per committee meeting attended. Independent directors are reimbursed for reasonable expenses incurred in attending board of directors meetings, committee meetings and stockholder meetings. In addition, upon election or appointment as a director and annually thereafter at such time as is determined by our nominating and corporate governance committee, each independent director is entitled to receive restricted shares of our common stock valued at $10,000, which vest equally over a three-year period. The foregoing independent director compensation is subject to review and adjustment on the recommendation of our nominating and corporate governance committee.

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